EXHIBIT 23.7



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as well as any abbreviated registration statement in connection with this Form S-3 filed pursuant to Rule 462(b) under the Securities Act, of our report on yesmail.com, inc. dated February 4, 2000, included in CMGI, Inc.'s Form 8K and to all references to our Firm included in this Registration Statement.

  /s/ ARTHUR ANDERSEN LLP

  ARTHUR ANDERSEN LLP
  Chicago, Illinois
  August 18, 2000